Exhibit 10.1

AMENDMENT NO. 2 TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT

This Amendment No. 2 to third AMENDED AND RESTATED Loan Agreement (this “Amendment”) is entered into as of May 18, 2020 between COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (“Loan Party Agent”) and Bank of America, N.A., as agent (“Agent”).
RECITALS
A.Loan Party Agent, the other Loan Parties party thereto, Agent and the Lenders are party to that certain Third Amended and Restated Loan Agreement dated as of November 2, 2016, as amended by Amendment No. 1 dated as of March 24, 2020 (as in effect immediately prior to this Amendment, the “Existing Loan Agreement” and as amended by this Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders make certain revolving loans and other financial accommodations to the Borrowers. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement.
B.Loan Party Agent and the Agent have identified and wish to correct a scrivener’s error in the omission of an Indebtedness negative covenant basket permitting the Indebtedness incurred on the Third Restatement Date pursuant to the Fixed Asset Facility described in clause (i) of the definition thereof.
C.Loan Party Agent and the Agent are entering into this Amendment pursuant to clause (x) of the last paragraph of Section 14.1.1 of the Existing Loan Agreement, which permits the Loan Party Agent and the Agent to amend the Existing Loan Agreement in order to cure any ambiguity, omission, defect or inconsistency therein.
Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1.Amendments to Existing Loan Agreement.

a.Upon the effectiveness of this Amendment, Section 10.2.2(a) of the Existing Loan Agreement shall be amended and restated in its entirety as follows:

“Directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and Holdings will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Holdings and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may

issue shares of Preferred Stock, in each case if the Fixed Asset Fixed Charge Coverage Ratio of Parent and its Restricted Subsidiaries on a consolidated basis for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are U.S. Domiciled Loan Parties shall not exceed the greater of (x) $130,000,000 and (y) 5.0% of Consolidated Total Assets at the time of Incurrence, at any one time outstanding.”

b.Upon the effectiveness of this Amendment, Section 10.2.2(b)(i) of the Existing Loan Agreement shall be amended and restated in its entirety as follows:

1.“the Incurrence by Holdings or its Restricted Subsidiaries (including for the avoidance of doubt, any Wholly-Owned Restricted Subsidiary that is a Foreign Subsidiary designated under Section 2.18 of the term loan credit agreement governing the Fixed Asset Facility as such agreement is in effect on the First Amendment Effective Date (or any comparable section of any other Fixed Asset Facility)) of (1) the Obligations under this Agreement and the other Loan Documents, (2) Indebtedness in respect of the Fixed Asset Facility described in the definition thereof in an aggregate principal amount not to exceed at any one time outstanding $340,000,000 and (3) additional Indebtedness under the Fixed Asset Facility up to an aggregate principal amount of Indebtedness outstanding in reliance of this subclause (3) not to exceed  the sum of (i) the maximum positive amount of Indebtedness at such time that could be Incurred without causing the Consolidated Senior Secured Net Debt Ratio to exceed 2.25 to 1.00 (in each case, on a pro forma basis, after giving effect to (x) any New Term Loans or New Revolving Facility issued pursuant to Section 2.17 of the term loan credit agreement governing the Fixed Asset Facility Incurred on or prior to the date of determination as such agreement is in effect on the First Amendment Effective Date (or any comparable section of any other Fixed Asset Facility), (y) any increased Loans (as defined in the term loan credit agreement governing the Fixed Asset Facility as such agreement is in effect on the First Amendment Effective Date) Incurred on or prior to the date of determination, or (z) any Incremental Equivalent Debt Incurred on or prior to the date of determination, and, in each case, the use of the proceeds therefrom, but excluding any amounts Incurred simultaneously pursuant to the immediately following clause (ii) and, in the case of an increase to a New Revolving Facility, assuming that the amount of such increase is fully drawn), (ii) $400,000,000 and (iii) the aggregate principal amount of all voluntary prepayments (or voluntary redemptions) after the Third Restatement Date of (a) Term Loans (or notes issued under an indenture for the Fixed Asset Facility) and New Term Loans prior to such date and (including pursuant to a Dutch Auction pursuant to Section

2.05(c) of the term loan credit agreement governing the Fixed Asset Facility as such agreement is in effect on the First Amendment Effective Date (or any comparable section of any other Fixed Asset Facility)) and (b) loans under any New Revolving Facility and loans under this Agreement in each case solely to the extent accompanied by a dollar-for-dollar permanent reduction of New Revolving Commitments or commitments under this Agreement, as applicable, prior to such date, in each case for this clause (iii) other than to the extent any such prepayment is funded from the proceeds of long-term Indebtedness (the sum of clause (b)(i)(3), the “Maximum Incremental Amount”);”
2. Effective Date. This Amendment shall be deemed effective as of the Third Restatement Date upon the execution and delivery of this Amendment by the Loan Party Agent and the Agent.
3. Acknowledgment. The Loan Party Agent acknowledges and agrees that the execution, delivery and performance of this Amendment and the other documents on the date hereof shall not impair the validity, effectiveness or priority of the Liens granting pursuant to the Security Documents.

4. Reference to and Effect Upon the Loan Agreement.
(a) Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any Loan Document. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.
(c) This Amendment shall constitute a Loan Document for purposes of the Loan Agreement and the other Loan Documents.
5. Costs and Expenses. The Loan Party Agent hereby affirms its obligation under Section 3.4 of the Loan Agreement to reimburse Agent for all reasonable out-of-pocket expenses incurred by Agent in connection with the negotiation and preparation of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for Agent with respect thereto.
6. Governing Law. This Amendment shall be governed by the laws of the State of New York.

7. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment or any document executed in connection therewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.
[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

COOPER-STANDARD AUTOMOTIVE INC., as Loan Party Agent By:/s/ Jonathan P. Banas Name: Jonathan P. Banas Title: EVP, CFO

[Signature Page to Amendment No. 2 to Third Amended and Restated Loan Agreement]

AGENT: BANK OF AMERICA, N.A.,as Agent By: /s/ Thomas H. Herron Name: Thomas H. Herron Title: Senior Vice President